SYCAMORE CAPITAL

MANAGEMENT CONSULTING AGREEMENT

AGREEMENT made this 12th day of March, 2020 by and between Mark Kay with StrikeForce Technologies, Inc. (SFOR) ("Company") having its principal place of business at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837 and Sycamore Capital, Scott Sanchez and Reggie Sanchez, Managing Partners ("Consultant") having its principal place of business at 9214 Herman Hollow, San Antonio, Texas 78254 and collectively as the "Parties".

WHEREAS, the Company desires to engage Consultant to assist the Company in identifying and referring potential financing to the Company for a consulting fee, as well as provide access to Consultant's financial contacts. Consultant will act as an independent contractor and not as an employee.

WHEREAS, Consultant desires to consult with the Board of Directors, Advisors and Officers of the Company and is willing to accept such engagement on the terms set forth in this Agreement. Now therefore in consideration of the foregoing recitals and the mutual covenants and obligations contained in this Agreement, including the payment of good and valuable consideration contained herein, the parties agree as follows:

1. Term. The respective duties and obligations of the contracting parties shall commence on the date hereof and continue for a period of one year, or until the terms of this Agreement have been satisfied, whichever comes first.

2. Services. Consultant shall be available to consult with the Board of Directors, Advisors and Officers of the Company at upon reasonable notice and at agreed upon times. Services shall include:

a. Present the company to prospective financier or finance group.
b. Advice regarding the formulation of financing structure/ plans.
c. Advice regarding the existing and possible alternative financial structures for the Company, including but not limited to the use of debt, equity, and Regulation A+.
d. Source Public Relations firms and, if retained by issuer, consult on press releases
e. Source and engage for Issuer additional suppliers as needed (IR firm, specialized marketing firms)

The Consultant shall devote as much time to the performance of the Services as is reasonably necessary in Consultant's sole discretion. The Company recognizes that the Consultant has and will continue to have other clients and agrees that this engagement is non-exclusive. The Company acknowledges that Consultant's services are offered on a good faith basis, and Consultant has not and cannot provide a guarantee of results. The Company shall provide all due diligence information requested and execute all legal and corporate documents in a timely manner.

3. Confidentiality. Unless otherwise agreed, the Parties hereby agree to keep completely confidential between themselves and Third Parties to whom they are introduced, all information, names and other details which they are provided by the other Party as a result of this Agreement. The Company and/or Consultant has or will have access to and may obtain specialized knowledge, trade secrets and confidential information

(but not necessarily "insider" infonnation) about the Company's and/or Consultant's operations. Therefore, Company and Consultant agree not to disclose Confidential lnfonnation. The Consultant shall not disclose any non-public, confidential or proprietary infonnation.

4. Liability. With regard to the services to be performed by the Consultant pursuant to the tenns of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant. The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company in the form of suggestions and services. In no event shall Consultant be required to act in behalf of, or as an agent for, or represent or make management decisions for the Company, nor shall Consultant do so. All final decisions with respect to acts and omissions of the Company or any affiliates and subsidiaries, shall be solely those of the Company or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any direct or indirect expense incurred, or loss suffered, by the Company, its shareholders, or any other entity or party as a consequence of such acts or omissions, and Company shall so indemnify Consultant from any and all such expense and liability.

5. Indemnity by the Company. The Company shall protect, defend, indemnify and hold Consultant harmless from and against an losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, cost and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the suggestions and advice provided by Consultant pursuant to this Agreement, (b) the inaccuracy, non-fulfillment or breach of any representation warranty, covenant or agreement made by the Company; or (c) any legal action, including any counterclaim, representation, warranty, covenant or agreement made by the Company or any third party; (d) negligent or willful misconduct, occuITing during the term hereof, or thereafter, with respect to any decisions made by the Company; or (e) any action by third parties.

6. Compensation. The Company acknowledges the Consultant has provided consulting services to Company prior to the date of this Agreement for which Consultant has not been compensated. The Company shall pay the Consultant a retainer of Sixty Thousand Dollars (XXXXXXXXXX). In Addition, Consultant shall be issued upon demand by Consultant XXXXXXXX shares (500 to 1 POST SPLIT) of restricted common stock of Company (ownership never to exceed 4.9% of Company)). Services will be invoiced on a quarterly basis for the duration of this agreement.

7. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Bexar County, TX. In the event that litigation results from or arises out of this Agreement or the

performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

8. Non-Circumvention. Company hereby agrees for himself or herself, their officers, directors, agents, associates and any related parties, that they will not, directly or indirectly, contact, deal with or otherwise become involved with any entity or any other entities or parties introduced, directly or indirectly, by or through the Agent, its officers, directors, agents or associates, for the purpose of avoiding the payment to the Agent of profits, fees or other amounts, without the specific written approval of the Agent.

9. New Funding / Investment. Also, should an investor, bank or any funding source, referred to the Company by Consultant, invest, loan or fund again, additionally with the Company after the initial investment is made, the Company will first inform Consultant of new funding and secondly, will pay Consultant a new finder's fee commensurate with the amount of new funding agreed upon by both Company and Consultant that is derived from original efforts made by the Consultant in raising any capital or any such additional funds (or value) that is later invested with the Company. This finder's fee will be paid to Consultant upon receipt of any funds (or value) within twenty-four (24) hours or of each receipt of each tranche (if applicable) of capital from any and all funding sources introduced by Consultant within twenty-four (24) hours of each receipt.

IN WITNESS WHEREOF, the parties have executed this Agreement on the *12th* day of March, 2020.

Scott Sanchez, Managing Partner
Sycamore Capital

Reggie Sanchez, Managing Partner

StrikeForce Technologies, Inc. (SFOR)